Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating Revenues:
Electric	$1,237	$1,218	$2,357	$2,400
Natural gas	161	161	481	535
Total operating revenues	1,398	1,379	2,838	2,935
Operating Expenses:
Fuel	119	102	259	262
Purchased power	109	136	243	292
Natural gas purchased for resale	42	44	149	205
Other operations and maintenance	384	450	822	867
Depreciation and amortization	271	249	526	497
Taxes other than income taxes	119	118	244	244
Total operating expenses	1,044	1,099	2,243	2,367
Operating Income	354	280	595	568
Other Income, Net	48	36	69	65
Interest Charges	108	97	201	194
Income Before Income Taxes	294	219	463	439
Income Taxes	50	39	71	66
Net Income	244	180	392	373
Less: Net Income Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders	$243	$179	$389	$370

Earnings per Common Share – Basic	$0.99	$0.73	$1.58	$1.51

Earnings per Common Share – Diluted	$0.98	$0.72	$1.57	$1.50

Weighted-average Common Shares Outstanding – Basic	246.9	245.6	246.7	245.3
Weighted-average Common Shares Outstanding – Diluted	247.9	247.2	248.0	246.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$8	$16
Accounts receivable - trade (less allowance for doubtful accounts)	486	393
Unbilled revenue	323	278
Miscellaneous accounts receivable	76	63
Inventories	514	494
Current regulatory assets	82	69
Other current assets	131	118
Total current assets	1,620	1,431
Property, Plant, and Equipment, Net	25,081	24,376
Investments and Other Assets:
Nuclear decommissioning trust fund	854	847
Goodwill	411	411
Regulatory assets	1,133	992
Other assets	917	876
Total investments and other assets	3,315	3,126
TOTAL ASSETS	$30,016	$28,933
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$357	$442
Short-term debt	120	440
Accounts and wages payable	616	874
Taxes accrued	142	37
Interest accrued	118	94
Customer deposits	126	111
Current regulatory liabilities	147	164
Other current liabilities	374	343
Total current liabilities	2,000	2,505
Long-term Debt, Net	10,171	8,915
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	3,034	2,919
Regulatory liabilities	4,933	4,887
Asset retirement obligations	639	638
Pension and other postretirement benefits	414	401
Other deferred credits and liabilities	456	467
Total deferred credits and other liabilities	9,476	9,312
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,716	5,694
Retained earnings	2,525	2,380
Accumulated other comprehensive loss	(16)	(17)
Total Ameren Corporation shareholders’ equity	8,227	8,059
Noncontrolling Interests	142	142
Total equity	8,369	8,201
TOTAL LIABILITIES AND EQUITY	$30,016	$28,933

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2020	2019
Cash Flows From Operating Activities:
Net income	$392	$373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	532	494
Amortization of nuclear fuel	45	33
Amortization of debt issuance costs and premium/discounts	11	9
Deferred income taxes and investment tax credits, net	68	54
Allowance for equity funds used during construction	(13)	(13)
Stock-based compensation costs	11	10
Other	5	(5)
Changes in assets and liabilities	(357)	(76)
Net cash provided by operating activities	694	879
Cash Flows From Investing Activities:
Capital expenditures	(1,228)	(1,125)
Nuclear fuel expenditures	(56)	(25)
Purchases of securities – nuclear decommissioning trust fund	(153)	(96)
Sales and maturities of securities – nuclear decommissioning trust fund	121	95
Purchase of bonds	—	(97)
Proceeds from sale of remarketed bonds	—	97
Other	1	(3)
Net cash used in investing activities	(1,315)	(1,154)
Cash Flows From Financing Activities:
Dividends on common stock	(244)	(233)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	(320)	401
Maturities of long-term debt	(85)	(329)
Issuances of long-term debt	1,263	450
Issuances of common stock	27	37
Employee payroll taxes related to stock-based compensation	(20)	(29)
Debt issuance costs	(10)	(4)
Net cash provided by financing activities	608	290
Net change in cash, cash equivalents, and restricted cash	(13)	15
Cash, cash equivalents, and restricted cash at beginning of year	176	107
Cash, cash equivalents, and restricted cash at end of period	$163	$122